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                                                                   EXHIBIT 99.4

                           Mirant Mid-Atlantic, LLC

                               Offer to Exchange
          Pass Through Certificates, Series A, Series B and Series C
   Which have been Registered Under the Securities Act of 1933, as amended,
                          For Any and All Outstanding
          Pass Through Certificates, Series A, Series B and Series C
                 Pursuant to the Prospectus Dated May 25, 2001

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated May 25, 2001 (the "Prospectus"), of Mirant Mid-Atlantic, LLC, a Delaware limited liability company (the "Company"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Registered Exchange Offer") the registered Pass Through Certificates, Series A, Series B and Series C (the "New Certificates") for any and all outstanding Pass Through Certificates, Series A, Series B and Series C (the "Existing Certificates"), upon the terms and subject to the conditions described in the Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, entered into on December 18, 2001, between the Company and the initial purchasers named therein.

  The CUSIP numbers for the Existing Certificates are as follows:
    Series A: [        ]
    Series B: [        ]
    Series C: [        ]

  This material is being forwarded to you as the beneficial owner of the Existing Certificates carried by us in your account but not registered in your name. A tender of such Existing Certificates may only be made by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Certificates on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange
Offer will expire at 5:00 p.m., New York City time, on [       ], 2001 (the
"Expiration Date"), unless extended by the Company. Any Certificates tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.

  Your attention is directed to the following:

    1. The Registered Exchange Offer is for any and all Existing
  Certificates.

    2. The Registered Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "This Exchange Offer-- Conditions to This Exchange Offer."

    3. Any transfer taxes incident to the transfer of Existing Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Registered Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.
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  If you wish to have us tender your Existing Certificates, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Certificates.

Instructions with Respect to the Exchange Offer

  The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated May 25, 2001, of the Company, and the related specimen Letter of Transmittal.

  This will instruct you to tender the number of Existing Certificates indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

(Check one).

Box 1 [_Please]tender my Existing Certificates held by you for my account. If
        I do not wish to tender all of the Existing Certificates held by you, I have identified on a signed schedule attached hereto the number of Existing Certificates I do not wish tendered.

Box 2 [_]Please do not tender any Certificates held by you for my account.

Date        , 2001

                                          _____________________________________
                                                      Signature(s)

                                          _____________________________________

                                          _____________________________________
                                                Please print name(s) here

                                          _____________________________________

                                          (   )
                                          _____________________________________
                                               Area code and phone number

  Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Existing Certificates.

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